                                                                    EXHIBIT 4(b)





- --------------------------------------------------------------------------------

                TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE
                                SUPPLEMENT NO. 1


                          Dated as of October 25, 1995

                                     Among

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,

                        Not in its individual capacity,
              except to the extent set forth in the Indenture, but
                   as Owner Trustee under the Trust Agreement

                        TEXAS UTILITIES ELECTRIC COMPANY

                                      and

              AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO,

                               Indenture Trustee



- --------------------------------------------------------------------------------

                              MASTER FORM RECORDED
                              BY AMERICAN NATIONAL
                       BANK AND TRUST COMPANY OF CHICAGO,
                               INDENTURE TRUSTEE

                TRUST INDENTURE, SECURITY AGREEMENT AND MORTGAGE
                                SUPPLEMENT NO. 1


                 This Trust Indenture, Security Agreement and Mortgage Supplement No. 1, dated as of October 25, 1995 ("Supplement No. 1"), among SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association (not in its individual capacity except to the extent set forth in the Indenture (as defined below) but as owner trustee under the Trust Agreement dated as of December 1, 1988, as amended and supplemented (the "Trust Agreement"), between the Owner Participant and Shawmut Bank Connecticut, National Association, as Owner Trustee (the "Owner Trustee"), and TEXAS UTILITIES ELECTRIC COMPANY ("TU Electric"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, as trustee for the benefit of the Holders of the Bonds (the "Indenture Trustee").

RECITALS.

                 A. The Owner Trustee executed and delivered to the Indenture Trustee the Trust Indenture, Security Agreement and Mortgage dated as of December 1, 1989 (the "Original Indenture") filed of record in Vol. 1271 commencing on Page 566 of the Deed of Trust Records of Hood County, Texas and in Vol. 163 commencing on Page 485 of the Official Public Records in Ward County, Texas, (the Original Indenture as hereafter amended, modified or supplemented from time to time, being hereinafter referred to as the "Indenture"), the entirety of which is hereby incorporated by reference pursuant to Section 12.009 of the Texas Property Code; and

                 B. Pursuant to the Indenture, the Owner Trustee granted, conveyed, assigned, transferred, mortgaged and pledged to the Indenture Trustee and its successors and assigns, and created a security interest in favor of the Indenture Trustee and its successors and assigns in, the property, rights and privileges described in the Indenture to secure both the payment of all indebtedness of the Owner Trustee as described in the Indenture and the performance of all of the Owner Trustee's obligations described in the Indenture; and

                 C. Sections 2.15 and 11.01 of the Indenture provide, among other things, that the Owner Trustee, TU Electric and the Indenture Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form of Bonds of any series as permitted by Sections 2.15 and 11.01 of the Indenture; and

                 D. On September 21, 1995, pursuant to a letter of instruction dated September 20, 1995 from the Owner Participant to the Owner Trustee, the Owner Trustee (i) exercised its option to redeem on October 25, 1995 all of the $81,595,000 principal amount of Initial Series Bonds with a Stated Maturity of January 1, 2018 and (ii) gave notice of such optional redemption to the Indenture Trustee pursuant to Section 6.03 of the Indenture. On September 22, 1995, pursuant to Section 6.05 of the Indenture, the Indenture Trustee gave notice of such optional redemption to each Holder of the Initial Series Bonds with a Stated Maturity of January 1, 2018; and

                 E. The Owner Trustee desires to authorize the issuance of $81,595,000 aggregate principal amount of its Bonds (the "1995 Series Bonds") under the Indenture, including this Supplement No. 1.

                 NOW, THEREFORE, THIS SUPPLEMENT NO. 1 WITNESSETH that, in order to establish the form and terms of and to authorize the authentication and delivery of the 1995 Series Bonds, and in consideration of the acceptance of the 1995 Series Bonds by the registered owners (the "Holders") thereof and of the sum of one dollar duly paid to the Owner Trustee by the Indenture Trustee at the execution of these presents, the receipt and sufficiency of which are hereby acknowledged, the Owner Trustee covenants and agrees with the Indenture Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the 1995 Series Bonds, as follows:





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
                                  ARTICLE ONE

                               1995 SERIES BONDS

SECTION 1.01.  Terms of the 1995 Series Bonds.

                 There is hereby created a series of Bonds designated "Secured Facility Bonds, 1995 Series". 1995 Series Bonds in the aggregate amount of $81,595,000 may forthwith be executed by the Owner Trustee and delivered to the Indenture Trustee in accordance with the provisions of Section 2.12 of the Indenture in the principal amount of $81,595,000 with the Stated Maturity of January 1, 2017 and at the interest rate of 7.48%.

                 The 1995 Series Bonds shall be payable, bear interest and have and be subject to such other terms as provided in the form of 1995 Series Bond attached as Exhibit A hereto and shall have and be subject to such other terms as are provided in the Indenture. The term "Record Date" as used with respect to any Interest Payment Date or Installment Payment Date (except a date for payment of Defaulted Interest or Defaulted Installment) shall mean, with respect to the 1995 Series Bonds, the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. "Defaulted Installment" shall mean any unpaid installment payment of principal of a 1995 Series Bond in respect of which the Owner Trust shall default in the payment when due on an Installment Payment Date.

                 All references in the Indenture to the principal amount of Bonds shall, when used with respect to the 1995 Series Bonds, mean the unpaid principal amount thereof, except that, for purposes of Section 2.06, and 2.07 and 6.08 of the Indenture, principal amount shall, when used with respect to the 1995 Series Bonds, refer to Original Principal Amount.


SECTION 1.02.  Mandatory Redemption of the 1995 Series Bonds.

                 (a) Mandatory Redemption - Obsolescence. The 1995 Series Bonds shall be subject to redemption in whole but not in part, at 100% of the unpaid principal amount thereof, together with interest accrued to the Redemption Date, upon the receipt of payment of the applicable purchase price or Termination Value





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
resulting from a termination of the Lease pursuant to Section 7 thereof.

                 (b) Mandatory Redemption - Event of Loss. The 1995 Series Bonds shall be subject to redemption, at 100% of the unpaid principal amount thereof, together with interest accrued to the Redemption Date upon the receipt of the applicable payment of Casualty Value resulting from an Event of Loss under the Lease (unless, in connection with an Event of Loss described in clause (e) of the definition thereof, TU Electric assumes the 1995





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
Series Bonds then Outstanding pursuant to Section 2.16 of the Indenture), in the principal amount equal to the product of (i) the aggregate unpaid principal amount of 1995 Series Bonds then Outstanding and (ii) a fraction the numerator of which is the Purchase Price of the Facility to which such Event of Loss pertains and the denominator of which is the aggregate Purchase Price of the Facilities then subject to the Lien of the Indenture. The aggregate amount payable upon a partial redemption pursuant to this subsection 1.02(b) shall be allocated among the Holders of 1995 Series Bonds pro rata, in proportion, as nearly as practicable, to the respective unpaid principal amount of 1995 Series Bonds held by such Holders, and upon payment of the applicable redemption price to the Holders in accordance with the Indenture, the unpaid principal amount of each 1995 Series Bond recorded on the Bond Register maintained by the Indenture Trustees shall be controlling.

                 (c) Installment Payments. On each Installment Payment Date, the Holder of a 1995 Series Bond will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date multiplied by the Original Principal Amount of such 1995 Series Bond. The payments of principal installments pursuant to this subsection 1.02(c) shall not be deemed to be subject to Article 6 or Article 7 of the Indenture.

  Installment                                           Installment
 Payment Date                                        Payment Percentage
 ------------                                        ------------------
   July 1, 2006                                           0.87505%

   July 1, 2007                                           4.69759%

   July 1, 2008                                           6.00895%

   July 1, 2009                                           7.24187%

   July 1, 2010                                           6.70139%

   July 1, 2011                                           7.01146%

January 1, 2012                                           0.00735%

      July 2012                                          11.17593%

January 1, 2013                                           0.92040%

   July 1, 2013                                          11.50806%

January 1, 2014                                           1.50622%

   July 1, 2014                                          11.87450%

January 1, 2015                                           2.12636%

   July 1, 2015                                          12.27771%

January 1, 2016                                           2.78448%

   July 1, 2016                                          12.72137%

January 1, 2017                                           0.56131%

                 In the event that there shall have been any partial redemption of 1995 Series Bonds (other than pursuant to principal installment payments), each Installment Payment Amount for each 1995 Series Bond subsequent to such redemption shall be reduced by an amount equal to the amount obtained by (i) multiplying such Installment Payment Amount as in effect prior to such redemption by a fraction of which the numerator shall be the aggregate principal amount of 1995 Series Bonds redeemed pursuant to such partial redemption, and the denominator shall be the aggregate unpaid principal amount of 1995 Series Bonds Outstanding immediately prior to such redemption.





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
                                  ARTICLE TWO

                             AMENDMENT OF INDENTURE

SECTION 2.01.  Amendments.

                 (a) Appendix A. Appendix A to the Indenture is hereby amended to read, in its entirety, as set forth in Appendix A attached hereto.

                 (b) Section 2.09. The first sentence of the second paragraph of Section 2.09 of the Indenture is hereby amended to read, in its entirety, as follows: "Except as otherwise provided in a supplemental indenture creating a series of Bonds or in the terms of such series of Bonds, principal of and premium, if any, on Bonds shall be payable to the Holders of such bonds upon presentation and surrender at the office or agency for payment of Bonds maintained pursuant to Section 9.14."

                 (c) Section 3.01. Section 3.01 of the Indenture is hereby amended by deleting such section in its entirety and inserting in lieu thereof the following:

SECTION 3.01.  Satisfaction and Discharge of Indenture.

                          With respect to Bonds of any series of a particular
Stated Maturity, if at any time (a) the principal of and premium (if any) and interest on all of the Bonds of such series with such Stated Maturity Outstanding hereunder shall have been paid or (b) all of the Bonds of such series with such Stated Maturity theretofore authenticated (other than any such Bonds which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08 hereof) shall have been delivered to the Indenture Trustee for cancellation or (c) there shall have been irrevocably deposited with the Indenture Trustee as trust funds the entire amount in cash (other than moneys repaid by the Indenture Trustee or any Paying Agent to the Owner Trustee in accordance with Section 5.03 hereof) necessary to pay, or direct obligations of the United States of America, backed by its full faith and credit, maturing as to principal and premium (if any) and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay, at the Stated Maturity and all mandatory





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
Sinking Fund payment dates or Installment Payment Dates, if any, of principal of, premium (if any) and interest thereon or upon redemption of all such Bonds (the Owner Trustee hereby agreeing that it will deliver to the Indenture Trustee, at the time such cash or obligations are deposited, an Owner Trustee Certificate irrevocably specifying any such Redemption Date or Dates) not theretofore delivered to the Indenture Trustee for cancellation, the principal of, premium (if any) and interest due or to become due to such Stated Maturity dates or Redemption Date or Redemption Dates, as the case may be (provided that, with respect to the deposit specified in (c), there shall be delivered to the Indenture Trustee an Opinion of Counsel satisfactory in form to the Indenture Trustee, to the effect that the Holders of such Bonds will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of certain obligations and such defeasance and will be subject to Federal income tax of the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred), and if, in any such case, all other sums payable hereunder with respect to such Bonds shall have been paid, then this Indenture shall cease to be of further effect with respect to such Bonds (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Bonds, (iii) rights of Holders to receive payments of principal thereof and premium (if any) and interest thereon upon the Stated Maturity thereof, upon each Installment Payment Date, or upon such Redemption Date or Redemption Dates, as the case may be (but not upon acceleration), (iv) rights, obligations and immunities of the Indenture Trustee hereunder, (v) rights of such Bondholders under this Article Three and (vi) the right, in the case of such Bonds for which a Redemption Date has not been specified, of the Owner Trustee to optionally redeem such Bonds pursuant to Article Six), and the Indenture Trustee, on demand of and at the cost and expense of the Owner Trustee and upon delivery to the Indenture Trustee of an Owner Trustee Certificate and an Opinion of Counsel for the Owner Trustee, each containing the statements provided for in Section 1.02 and stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with, with respect to such Bonds, shall execute proper instruments
acknowledging such satisfaction   of and discharging this Indenture and the
Lien hereof (except as provided in this Article Three) with respect to such Bonds except as aforesaid.





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
                 If this Indenture is satisfied and discharged with respect to the Bonds of any series of a particular Stated Maturity and such Bonds will not become due and payable in full at Maturity or upon redemption (pursuant to a notice of redemption duly given to the Holders of such Bonds) within 60 days from the date of deposit pursuant to Section 3.01 hereof, the Indenture Trustee shall, as soon as practicable after the date of such deposit and not more than 60 days or less than 30 days before each date of Maturity or Redemption Date, mail notice by first-class mail, postage prepaid, to the Holders of such Bonds at their last addresses as they shall appear upon the Bond Register, stating that the deposit required by Section 3.01 hereof has been made with the Indenture Trustee and that such Bonds are no longer entitled to the benefits of and security provided by this Indenture except as provided above and with respect to the cash and direct obligations deposited with the Indenture Trustee and stating the Maturity, Installment Payment Dates, or Redemption Date or Dates upon which moneys are to be available for the payment of the principal of, premium (if any) and interest on such Bonds and stating that such Bond is no longer otherwise mandatorily redeemable and stating that, in the case of such Bonds for which a Redemption Date has not been specified, such Bonds remain optionally redeemable.

                 (d) Section 6.04. The second paragraph of Section 6.04 of the Indenture is hereby amended by adding the following sentence to the end thereof: "Notwithstanding anything to the contrary contained in this paragraph, a supplemental indenture creating a series of Bonds may specify that such Bonds are subject to partial redemption on a pro rata basis without the necessity of presentment and surrender of such Bond."

                 (e) Subsection 6.06(b). Subsection 6.06(b) of the Indenture is hereby deleted in its entirety and the following inserted in its place: "(b) [Intentionally Left Blank]".

                 (f) Section 7.02. Section 7.02 of the Indenture is hereby amended by deleting the proviso at the end of the first paragraph thereof.

                 (g) Section 7.03(b). Subsection 7.03(b) of the Indenture is hereby deleted in its entirety and the following inserted in its place: "(b) [Intentionally Left Blank]".

                 (h) Section 11.02.        Section 11.02 of the Indenture is
hereby amended by deleting clause (1) of the proviso to the first paragraph thereof in its entirety and inserting, in lieu thereof, the following:

                 change the Stated Maturity of the principal of, or any installment of interest on, or any Installment Payment Date, or the dates or circumstances of payment of premium (if any) on, any Bond, or reduce the principal amount thereof or the interest thereon or any amount payable at maturity, on any Installment Payment Date or upon the redemption thereof, or change the circumstances for redemption or change the Place of Payment where, or the coin or currency in which, any Bond or the premium (if any) or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date) or such payment of premium (if any) on or after the date such premium becomes due and payable or change the dates or the amounts of any installment payments of principal or payments to be made through the operation of the Sinking Fund in respect of a Bond of any series, or


                                 ARTICLE THREE

                                 MISCELLANEOUS

SECTION 3.01.  New York Contract.

                 THIS SUPPLEMENT NO. 1 AND THE 1995 SERIES BONDS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.02.  Provisions Binding on Successors.





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
                 All the covenants, agreements, representations and warranties in this Supplement No. 1 by the Indenture Trustee, TU Electric and the Owner Trustee shall bind and, to the extent permitted by the Indenture shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

SECTION 3.03.  Definitions.

                 Capitalized terms used herein without definition shall have the respective meanings set forth in the Indenture.

SECTION 3.04.  Counterparts.

                 This Supplement No. 1 may be executed in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same supplement.





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
                 IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                        SHAWMUT BANK CONNECTICUT, NATIONAL
                                        ASSOCIATION, not in its individual
                                        capacity except to the extent set forth
                                        in the Indenture, but as Owner Trustee
                                        under the Trust Agreement


Attest:                                 By: /s/Steven Cimalore
       ---------------------                ----------------------------
                                            Name:  Steven Cimalore
                                            Title: Vice President

                                        TEXAS UTILITIES ELECTRIC COMPANY


Attest:                                 By: /s/H. Dan Farell
       ---------------------                ----------------------------
                                            Name:  H. Dan Farell
                                            Title: Senior Vice President

                                        AMERICAN NATIONAL BANK AND TRUST
                                        COMPANY OF CHICAGO,
                                           Indenture Trustee


Attest:                                 By: /s/John P. Porzuczek
       ---------------------                ----------------------------
                                            Name:  John P. Porzuczek
                                            Title: Trust Officer

                                 ACKNOWLEDGMENT



STATE OF CONNECTICUT      )
                          ) ss.:
COUNTY OF HARTFORD        )


                 On this ___ day of ___________, 1995 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named ______________________, Vice President of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and on its behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as Shawmut Bank Connecticut, National Association, not in its individual capacity except as set forth in the Indenture, but as Owner Trustee under the Trust Agreement, for the consideration, use and purposes therein mentioned and set forth.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                        ------------------------------
                                               (Notary Public)



My Commission Expires:



                 (SEAL)

                                 ACKNOWLEDGMENT



STATE OF TEXAS            )
                          ) ss.:
COUNTY OF DALLAS          )


                 On this __ day of ____, 1995 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named __________________ of TEXAS UTILITIES ELECTRIC COMPANY, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and on its behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as TEXAS UTILITIES ELECTRIC COMPANY, for the consideration, uses and purposes therein mentioned and set forth.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                        ------------------------------
                                               (Notary Public)



My Commission Expires:



                 (SEAL)

                                 ACKNOWLEDGMENT



STATE OF ILLINOIS         )
                          ) ss.:
COUNTY OF COOK            )


                 On this ___ day of ___________, 1995 before me, a Notary Public duly commissioned, qualified and acting within and for the County and State aforesaid, appeared in person the within named ________________________ of AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, to me personally known, who stated that he was duly authorized in his capacity to execute the foregoing instrument for and in its name and on its behalf, and further stated and acknowledged that he had so signed, executed and delivered the foregoing instrument, as American National Bank and Trust Company of Chicago, Indenture Trustee, for the consideration, uses and purposes therein mentioned and set forth.

                 IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal.


                                        ------------------------------
                                               (Notary Public)



My Commission Expires:



                 (SEAL)





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